Exhibit 5.1

300 North LaSalle Street
Chicago, Illinois 60654
Facsimile:
(312) 862-2000	(312) 862-2200

www.kirkland.com

July 22, 02013

NRG Yield Inc.

211 Carnegie Center

Princeton, NJ 08540

Registration Statement on Form S-8

Ladies and Gentlemen:

We are providing this letter in our capacity as special counsel to NRG Yield, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 978,750 shares of Class A common stock of the Company, par value $0.01 per share (the “2013 Plan Shares”), pursuant to the NRG Yield, Inc. 2013 Equity Incentive Plan (the “2013 Plan”).

For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon and subject to the assumptions and limitations stated in this letter, we advise you that that the 2013 Plan Shares are duly authorized and, when (i) the Registration Statement related to the 2013 Plan Shares becomes effective under the Act and (ii) the 2013 Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the 2013 Plan and the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, the 2013 Plan Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

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We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the 2013 Plan by at least the number of 2013 Plan Shares which may be issued in connection with the 2013 Plan and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the 2013 Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such 2013 Plan Shares.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the 2013 Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP